UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12 (b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

WAL-MART STORES, INC.

(Exact name of registrant as specified in its charter)

Delaware	71-0415188
(State of incorporation or organization)	(I.R.S. Employer Identification Number)

702 S.W. 8th Street

Bentonville, Arkansas 72716

(Address of principal executive offices and zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange on which each class is to be registered:
1.900% Notes Due 2022 2.550% Notes Due 2026	New York Stock Exchange New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-178706

Securities to be registered pursuant to Section 12(g) of the Act:

None

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities To Be Registered.

The securities to be registered hereby are the series of 1.900% Notes Due 2022 (the “2022 Notes”) and the series of 2.550% Notes Due 2026 (the “2026 Notes”) of Wal-Mart Stores, Inc., a Delaware corporation (the “Company”). A description of the 2022 Notes and the 2026 Notes is contained under the heading “Description of the Debt Securities” in the prospectus dated December 22, 2011, which forms a part of the Company’s Registration Statement on Form S-3ASR, Registration No. 333-178706, which registration statement was originally filed with the Securities and Exchange Commission (the “Commission”) on December 22, 2011, pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and contained under the heading “Description of the Notes” in the Registrant’s Prospectus Supplement, dated April 1, 2014, to the Prospectus contained in the Registration Statement and filed pursuant to Rule 424(b) under the Securities Act on April 2, 2014 are incorporated by reference herein.

Item 2.	Exhibits.

The following exhibits to this Form 8-A are incorporated by reference from the documents specified, which have been filed with the Securities and Exchange Commission, or filed herewith, in each case, to the extent disclosed below.

Exhibit No.	Exhibit

4(a)	Indenture, dated as of July 19, 2005, between the Registrant and The Bank of New York Mellon, N.A., as successor-in-interest to J.P. Morgan Trust Company, National Association, as Trustee, is incorporated herein by reference to Exhibit 4.5 to the Registrant’s Registration Statement on Form S-3 (File No. 333-126512).

4(b)	First Supplemental Indenture, dated as of December 1, 2006, between the Registrant and The Bank of New York Trust Company, N.A., as successor-in-interest to J.P. Morgan Trust Company, National Association, as Trustee, under the Indenture, dated as of July 19, 2005, is incorporated herein by reference to Exhibit 4.6 to the Registrant’s Post-Effective Amendment No. 1 to the Registration Statement on Form S-3ASR (File No. 333-130569).

4(c)*	Series Terms Certificate Pursuant to Section 3.01 of the Indenture Relating to 1.900% Notes Due 2022 of the Registrant.

4(d)*	Series Terms Certificate Pursuant to Section 3.01 of the Indenture Relating to 2.550% Notes Due 2026 of the Registrant.

4(e)*	Form of Global Note to represent the 1.900% Notes Due 2022 of the Registrant.

4(f)*	Form of Global Note to represent the 2.550% Notes Due 2026 of the Registrant.

*	Filed herewith as an Exhibit.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

WAL-MART STORES, INC.

By:	/s/ Steven R. Zielske
Steven R. Zielske
Senior Vice President, Finance & Capital Markets

Date: April 2, 2014

EXHIBIT INDEX

Exhibit No.	Exhibit

4(a)	Indenture, dated as of July 19, 2005, between the Registrant and The Bank of New York Mellon, N.A., as successor-in-interest to J.P. Morgan Trust Company, National Association, as Trustee, is incorporated herein by reference to Exhibit 4.5 to the Registrant’s Registration Statement on Form S-3 (File No. 333-126512).

4(b)	First Supplemental Indenture, dated as of December 1, 2006, between the Registrant and The Bank of New York Trust Company, N.A., as successor-in-interest to J.P. Morgan Trust Company, National Association, as Trustee, under the Indenture, dated as of July 19, 2005, is incorporated herein by reference to Exhibit 4.6 to the Registrant’s Post-Effective Amendment No. 1 to the Registration Statement on Form S-3ASR (File No. 333-130569).

4(c)*	Series Terms Certificate Pursuant to Section 3.01 of the Indenture Relating to 1.900% Notes Due 2022 of the Registrant.

4(d)*	Series Terms Certificate Pursuant to Section 3.01 of the Indenture Relating to 2.550% Notes Due 2026 of the Registrant.

4(e)*	Form of Global Note to represent the 1.900% Notes Due 2022 of the Registrant.

4(f)*	Form of Global Note to represent the 2.550% Notes Due 2026 of the Registrant.

*	Filed herewith as an Exhibit.